EXHIBIT 99.1

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached statement on Schedule 13G relating to the common stock of Eikon Therapeutics, Inc. is filed on behalf of each of us.

Dated:  May 15, 2026

Innovation Endeavors III LP

By:

Innovation Endeavors III GP, LLC

Its:

General Partner

By:

/s/ Dror Berman

Name: Dror Berman

Title: Managing Member

Innovation Endeavors III GP, LLC

By:

/s/ Dror Berman

Name: Dror Berman

Title: Managing Member

Innovation Endeavors IV LP

By:

Innovation Endeavors IV GP, LLC

Its:

General Partner

By:

/s/ Dror Berman

Name: Dror Berman

Title: Managing Member

Innovation Endeavors IV GP, LLC

By:

/s/ Dror Berman

Name: Dror Berman

Title: Managing Member

Innovation Endeavors ET SPV LP

By:

Innovation Endeavors ET SPV GP LLC

Its:

General Partner

By:

/s/ Dror Berman

Name: Dror Berman

Title: Managing Member

Innovation Endeavors ET SPV GP LLC

By:

/s/ Dror Berman

Name: Dror Berman

Title: Managing Member